Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121232) of Knoll Inc. of our report dated June 15, 2007, with respect to the 2006 financial statements and schedule of the Knoll Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Reading, Pennsylvania

June 25, 2007